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                                                                   EXHIBIT 99.11

                     PROJECTIONS OF CERTAIN FINANCIAL DATA
                           FOR IN-COURT RESTRUCTURING

     THE FOLLOWING PROJECTIONS ARE BASED ON NUMEROUS ASSUMPTIONS INCLUDING THE TIMING, CONFIRMATION, AND CONSUMMATION OF THE PLAN OF REORGANIZATION IN ACCORDANCE WITH ITS TERMS, THE ANTICIPATED FUTURE PERFORMANCE OF AMERICAN CELLULAR, GENERAL BUSINESS AND ECONOMIC CONDITIONS, AND OTHER MATTERS, MANY OF WHICH ARE BEYOND OUR CONTROL AND SOME OR ALL OF WHICH MAY NOT MATERIALIZE. IN ADDITION, UNANTICIPATED EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE OF THIS OFFERING MEMORANDUM AND DISCLOSURE STATEMENT MAY AFFECT THE ACTUAL FINANCIAL RESULTS OF OUR OPERATIONS.

     Critical assumptions underlying our five-year business plan that will have a significant impact on our ability to achieve projections, and that correspondingly have a material impact on value, include the ability of Dobson Communications to fulfill its obligations with respect to the Convertible Preferred Stock Consideration, increased competition from roaming partners such as AT&T Wireless and Cingular Wireless, regulatory changes, technology changes, customer demand and loss of licenses.

     The foregoing variations and assumptions may be material and may adversely affect our value. Because the actual results achieved throughout the periods covered by the projections can be expected to vary from the projected results, the projections should not be relied upon as a guaranty, representation, or other assurance that the actual results will occur.

     Except with respect to the projections and except as otherwise specifically and expressly stated herein, this Offering Memorandum and Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Offering Memorandum and Disclosure Statement. We do not intend to update the projections for the purposes of the plan of reorganization; thus, the projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the projections.

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            AMERICAN CELLULAR PROJECTED INCOME STATEMENT (2003-2006)

                                                              2003     2004     2005     2006
                                                             ------   ------   ------   ------
                                                                      ($ IN MILLIONS)
OPERATING REVENUES:
  Service revenue..........................................  $313.3   $327.3   $359.6   $404.7
  Roaming revenue..........................................   127.1    125.2    138.1    146.6
  Equipment and other revenue..............................    16.0     18.4     20.8     23.5
                                                             ------   ------   ------   ------
     Total operating revenue...............................   456.4    470.9    518.5    574.8
OPERATING EXPENSES:
  Cost of service..........................................   103.7    107.6    119.1    138.6
  Marketing and selling....................................    88.0     94.3    103.9    115.2
  General and administrative...............................    73.5     74.1     76.6     81.0
  Depreciation and amortization............................    70.3     63.5     59.4     55.4
                                                             ------   ------   ------   ------
     Total operating expenses..............................   335.5    339.5    359.0    390.2

OPERATING INCOME...........................................   120.9    131.4    159.5    184.6

Other Income (Expense):
  Interest expense, net of interest income.................  (111.8)   (76.5)   (76.0)   (76.0)
  Debt forgiveness.........................................   300.0      0.0      0.0      0.0
                                                             ------   ------   ------   ------
PRE-TAX INCOME.............................................   309.1     54.9     83.5    108.6

  Income Tax Expense.......................................    (3.6)   (22.0)   (33.4)   (43.4)

  Restructuring Costs......................................   (16.5)     0.0      0.0      0.0
                                                             ------   ------   ------   ------
NET INCOME.................................................   289.0     32.9     50.1     65.2

  Preferred Dividends......................................    (2.6)     0.0      0.0      0.0
                                                             ------   ------   ------   ------
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS...............  $286.4   $ 32.9   $ 50.1   $ 65.2
                                                             ======   ======   ======   ======

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